Exhibit 99.2

UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF OHIO EASTERN DIVISION

EMPLOYEES RETIREMENT SYSTEM OF THE CITY OF ST. LOUIS, et al.,	Case No. 2:20-cv-04813

Plaintiffs,	Chief Judge Algenon L. Marbley

v.	Magistrate Judge Kimberly A. Jolson

CHARLES E. JONES, et al.,

Defendants,

and

FIRSTENERGY CORP.,

Nominal Defendant.

NOTICE OF (I) PENDENCY AND PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE ACTIONS; (II) SETTLEMENT FAIRNESS HEARING; AND (III) MOTION FOR AN AWARD OF ATTORNEYS’ FEES AND LITIGATION EXPENSES

A Federal Court authorized this Notice. This is not a solicitation from a lawyer.

TO: All persons and entities who own shares of FirstEnergy Corp. (“FirstEnergy” or the “Company”) common stock as of the close of business on March 11, 2022 (“Current FirstEnergy Stockholders”).

The purpose of this Notice is to inform you of: (i) the stockholder derivative action captioned Employees Retirement System of the City of St. Louis, et al. v. Jones, et al., Case No. 2:20-cv-04813-ALM-KAJ, pending in the United States District Court for the Southern District of Ohio (the “Southern District Action”); the stockholder derivative action captioned Miller, et al. v. Anderson, et al., Case No. 5:20-cv-1743-JRA, pending in the United States District Court for the Northern District of Ohio (the “Northern District Action”); and the stockholder derivative action captioned In re FirstEnergy Corp., Stockholder Derivative Litigation, Case No. CV-2020-07- 2107, pending in the Summit County Court of Common Pleas (the “Ohio State Court Action,” and together with the Southern District Action and the Northern District Action, the “Actions”); (ii) a proposed settlement of the Actions (the “Settlement”), subject to the approval of the United States

District Court for the Southern District of Ohio (the “Southern District Court” or the “Court”), as provided in the Stipulation and Agreement of Settlement dated March 11, 2022 (the “Stipulation”); (iii) the hearing that the Southern District Court will hold on August 4, 2022 at 9:00 a.m. to determine whether to finally approve the proposed Settlement and to consider the application by Co-Lead Counsel in the Southern District Action, on behalf of all Plaintiffs’ Counsel,1 for an award of attorneys’ fees and litigation expenses; and (iv) Current FirstEnergy Stockholders’ rights with respect to the proposed Settlement and the application for an award of attorneys’ fees and expenses to Plaintiffs’ Counsel.2
PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS
LITIGATION AND THE PROPOSED SETTLEMENT OF THE ACTIONS.

The Stipulation was entered into as of March 11, 2022, by and among the Settling Parties,3 subject to the approval of the Southern District Court pursuant to Rule 23.1 of the Federal Rules of Civil Procedure.
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1 “Plaintiffs’ Counsel” consist of Bernstein Litowitz Berger & Grossmann LLP and Saxena White P.A., Co-Lead Counsel for the Southern District Plaintiffs and counsel for Plaintiff-Intervenors in the Northern District Action; Cohen Milstein Sellers & Toll PLLC, counsel for Additional Plaintiff Massachusetts Laborers Pension Fund in the Southern District Action and in the Northern District Action; Law Offices of John C. Camillus, liaison counsel for Co-Lead Plaintiffs in the Southern District Action and counsel for Plaintiff-Intervenors in the Northern District Action; Edelson Lechtzin LLP and Rosca Scarlato, LLC, counsel for Plaintiff Jennifer L. Miller in the Northern District Action; Johnson Fistel, LLP, Connick Law, LLC, and Law Office of George W. Cochran, counsel for the Ohio State Court Plaintiffs; and all other firms listed in the Complaints.
2 All capitalized terms not otherwise defined in this Notice shall have the meaning provided in the Stipulation, a copy which is being filed with this Notice as an attachment to the Company’s 8-K dated May 16, 2022. A copy of the Stipulation is also available in the “Investor Relations” portion of FirstEnergy’s website, www.firstenergycorp.com.
3 The “Settling Parties” are: (i) Plaintiffs in the Southern District Action, Co-Lead Plaintiffs Employees Retirement System of the City of St. Louis and Electrical Workers Pension Fund, Local 103, I.B.E.W. and Additional Plaintiff Massachusetts Laborers Pension Fund (collectively, the “Southern District Plaintiffs”); (ii) Plaintiffs in the Northern District Action, Plaintiff-Intervenors Employees Retirement System of the City of St. Louis and Electrical Workers Pension Fund, Local 103, I.B.E.W. and Massachusetts Laborers Pension Fund, and individual Plaintiff Jennifer L. Miller (collectively, the “Northern District Plaintiffs”); (iii) Plaintiffs in the Ohio State Court Action, John Gendrich and Robert Sloan (the “Ohio State Court Plaintiffs,” and together with the Southern District of Ohio Plaintiffs and the Northern District of Ohio Plaintiffs, “Plaintiffs”); (iv) Defendants Charles E. Jones, Michael J. Anderson, Steven J. Demetriou, Julia L. Johnson, Donald T. Misheff, Thomas N. Mitchell, James F. O’Neil, III, Christopher D. Pappas, Sandra Pianalto, Luis A. Reyes, Leslie M. Turner, Samuel L. Belcher, Bennett L. Gaines, Christine L. Walker, Gary Benz, Jason L. Lisowski, Irene M. Prezelj, Paul T. Addison, Jerry Sue Thornton, William T. Cottle, George M. Smart, Dennis M. Chack, Michael J. Dowling, James F. Pearson, Robert Reffner,

As described in paragraph 100 below, the Settlement provides for: (i) a cash payment of
$180,000,000, which, together with any and all interest earned thereon, and after deductions for any Fee and Expense Award to Plaintiffs’ Counsel (including any Incentive Awards for Plaintiffs) and any Taxes, will be paid to the Company; and (ii) corporate governance reforms that FirstEnergy will implement.

Because the Actions were brought as derivative actions, which means that the Actions were brought by Plaintiffs on behalf of and for the benefit of FirstEnergy, the cash recovery from the Settlement will go to the Company. Individual FirstEnergy stockholders will not receive any direct payment from the Settlement.

PLEASE NOTE: THERE IS NO PROOF OF CLAIM FORM FOR STOCKHOLDERS TO SUBMIT IN CONNECTION WITH THIS SETTLEMENT, AND STOCKHOLDERS ARE NOT REQUIRED TO TAKE ANY ACTION IN RESPONSE TO THIS NOTICE.

WHAT IS THE PURPOSE OF THIS NOTICE?

1.The purpose of this Notice is to explain the Actions, the terms of the proposed Settlement, and how the proposed Settlement affects FirstEnergy stockholders’ legal rights.

2.In a derivative action, one or more persons or entities who are current stockholders of a corporation sue on behalf of and for the benefit of the corporation, seeking to enforce the corporation’s legal rights. In the Actions, Plaintiffs have filed suit against Defendants on behalf of and for the benefit of FirstEnergy.

3.The Southern District Court has scheduled a hearing to consider the fairness, reasonableness, and adequacy of the Settlement and the application by Co-Lead Counsel in the Southern District Action, on behalf of all Plaintiffs’ Counsel, for an award of attorneys’ fees and expenses (the “Settlement Fairness Hearing”). See paragraphs 109-110 below for details about the Settlement Fairness Hearing, including the location, date, and time of the hearing.

WHAT ARE THESE CASES ABOUT? WHAT HAS HAPPENED SO FAR?
THE FOLLOWING DESCRIPTION OF THE ACTIONS AND THE SETTLEMENT HAS BEEN PREPARED BY COUNSEL FOR THE SETTLING PARTIES. THE COURTS PRESIDING OVER THE ACTIONS HAVE MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY ANY COURT OF FINDINGS OF FACT.
________________
Steven E. Strah, K. Jon Taylor, Ebony Yeboah-Amankwah, Eileen Mikkelsen, and Justin Biltz (collectively, “Defendants”); (v) Nominal Defendant FirstEnergy Corp. and all of its affiliates (“FirstEnergy” or the “Company”); and (vi) the Special Litigation Committee (“SLC”) of the Board of Directors (“Board”) of FirstEnergy.

4.On July 21, 2020, the Ohio Speaker of the House Larry Householder (“Householder”) and four other individuals not parties to the Actions were arrested as part of an investigation of an alleged $60 million racketeering and bribery scheme.

5.On July 30, 2020, a federal grand jury indicted Householder, the four other individuals, and 501(c)(4) entity Generation Now in an alleged federal racketeering conspiracy involving approximately $60 million in bribes to pass and uphold a billion-dollar nuclear plant bailout.

6.On July 22, 2021, FirstEnergy entered into a deferred prosecution agreement (“DPA”) with the United States Department of Justice (“DOJ”) to resolve allegations that the Company participated in an alleged bribery scheme. In conjunction with the DPA, FirstEnergy agreed to pay a $230 million fine for its role in the alleged bribery scheme.

The Southern District Action:

7.On September 9, 2020, Plaintiff Employees Retirement System of the City of St. Louis (“ERS”) commenced a stockholder derivative action captioned as Employees Retirement System of the City of St. Louis v. Jones, et al., Case No. 2:20-cv-04813-ALM-KAJ (S.D. Ohio), on behalf of FirstEnergy as Nominal Defendant against Defendants Charles E. Jones, Michael J. Anderson, Steven J. Demetriou, Julia L. Johnson, Donald T. Misheff, Thomas N. Mitchell, James
F. O’Neil, III, Christopher D. Pappas, Sandra Pianalto, Luis A. Reyes, Leslie M. Turner, Paul T. Addison, Jerry Sue Thornton, William T. Cottle, George M. Smart, Justin Biltz, Michael J. Dowling, James F. Pearson, Steven E. Strah, K. Jon Taylor, Robert Reffner, and Ebony Yeboah- Amankwah asserting, among other things, claims for breaches of fiduciary duty and violation of Section 14(a) of the Securities Exchange Act.

8.On September 30, 2020, Plaintiff Electrical Workers Pension Fund, Local 103,
I.B.E.W. (“Local 103”) commenced a stockholder derivative action captioned as Electrical Workers Pension Fund, Local 103, I.B.E.W. v. Anderson, et al., Case No. 2:20-cv-05128-ALM- KAJ (S.D. Ohio), on behalf of FirstEnergy as Nominal Defendant against Defendants Michael J. Anderson, Steven J. Demetriou, Julia L. Johnson, Charles E. Jones, Donald T. Misheff, Thomas N. Mitchell, James F. O’Neil, III, Christopher D. Pappas, Sandra Pianalto, Luis A. Reyes, Leslie M. Turner, James F. Pearson, Steven E. Strah, and K. Jon Taylor asserting, among other things, claims for breaches of fiduciary duty and violation of Section 14(a) of the Securities Exchange Act.

9.On October 5, 2020, Plaintiff Massachusetts Laborers Pension Fund (“MLPF”) commenced a stockholder derivative action captioned as Massachusetts Laborers Pension Fund
v. Jones, et al., Case No. 2:20-cv-05237-SDM-CMV (S.D. Ohio), on behalf of FirstEnergy as Nominal Defendant against Defendants Charles E. Jones, Michael J. Anderson, Steven J. Demetriou, Julia L. Johnson, Donald T. Misheff, Thomas N. Mitchell, James F. O’Neil, III, Christopher D. Pappas, Sandra Pianalto, Luis A. Reyes, Leslie M. Turner, Paul T. Addison, Jerry Sue Thornton, William T. Cottle, George M. Smart, Justin Biltz, Michael J. Dowling, James F. Pearson, Steven E. Strah, K. Jon Taylor, Robert Reffner, Ebony Yeboah-Amankwah, and John Does 1-50 asserting, among other things, claims for breaches of fiduciary duty and violation of Section 14(a) of the Securities Exchange Act.

10.On October 2, 2020, Plaintiffs ERS and Local 103 filed a Motion of the Institutional Investors to Consolidate Related Derivative Actions, Appoint Co-Lead Plaintiffs, and Appoint Co- Lead Counsel.

11.On October 23, 2020, Interested Party City of Philadelphia Board of Pensions and Retirement (“City of Philadelphia”) filed a cross-motion for Consolidation, Appointment of Lead Plaintiff, and Appointment of Lead Counsel, in opposition to the Motion of the Institutional Investors to Consolidate Related Derivative Actions, Appoint Co-Lead Plaintiffs, and Appoint Co- Lead Counsel.

12.On November 3, 2020, Plaintiffs ERS and Local 103 filed a Memorandum of Law in Further Support of the Motion of the Institutional Investors to Consolidate Related Derivative Actions, Appoint Co-Lead Plaintiffs, and Appoint Co-Lead Counsel, and in Opposition to the Competing Motion.

13.On November 6, 2020, Plaintiff MLPF filed a Motion for Joinder in Support of Motion of the Institutional Investors to Consolidate Related Derivative Actions, Appoint Co-Lead Plaintiffs, and Appoint Co-Lead Counsel.

14.On November 6, 2020, City of Philadelphia filed a Reply in Further Support of Its Motion for Consolidation, Appointment of Lead Plaintiff, and Appointment of Lead Counsel.

15.On November 16, 2020, the Southern District Court issued an Opinion and Order appointing Plaintiffs ERS and Local 103 Co-Lead Plaintiffs, and appointing Saxena White P.A. and Bernstein Litowitz Berger & Grossmann LLP Co-Lead Counsel. Further, Massachusetts Laborers Pension Fund served as Additional Plaintiff, represented by Cohen Milstein Sellers & Toll PLLC.

16.On November 19, 2020, Defendants filed a Motion to Stay the Southern District Action (the “November 19, 2020 Motion to Stay”). Southern District Plaintiffs filed a Brief in Opposition to Defendants’ November 19, 2020 Motion to Stay on December 4, 2020. Defendants filed a Reply in Support of their November 19, 2020 Motion to Stay on December 11, 2020. The Southern District Court issued an Opinion and Order denying Defendants’ Motion to Stay on December 21, 2020.

17.On January 19, 2021, Defendants filed a Motion to Enforce Stay of Discovery pursuant to the Private Securities Litigation Reform Act of 1995 (“PSLRA”). Southern District Plaintiffs filed a Notice of Non-Opposition to Defendants’ Motion to Enforce Stay of Discovery pursuant to the PSLRA on January 29, 2021, in light of the Motion to Dismiss briefing schedule. The Southern District Court granted Defendants’ Motion to Enforce Stay of Discovery pursuant to the PSLRA on February 4, 2021.

18.On January 25, 2021, Southern District Plaintiffs filed the Consolidated Verified Shareholder Derivative Complaint on behalf of FirstEnergy as Nominal Defendant against Defendants Michael J. Anderson, Steven J. Demetriou, Julia L. Johnson, Charles E. Jones, Donald T. Misheff, Thomas N. Mitchell, James F. O’Neil, III, Christopher D. Pappas, Sandra Pianalto, Luis A. Reyes, Leslie M. Turner, Michael J. Dowling, James F. Pearson, Robert Reffner, Ebony

Yeboah-Amankwah, Steven E. Strah, and K. Jon Taylor asserting, among other things, claims for breaches of fiduciary duty and violation of Section 14(a) of the Securities Exchange Act.

19.On February 24, 2021, Defendants filed their Motions to Dismiss the Consolidated Verified Shareholder Derivative Complaint. On March 24, 2021, Southern District Plaintiffs filed their Opposition to Defendants’ Motions to Dismiss the Consolidated Verified Shareholder

Derivative Complaint. Defendants filed Replies in Support of their Motions to Dismiss the Consolidated Verified Shareholder Derivative Complaint on April 14, 2021. The Southern District Court denied Defendants’ Motions to Dismiss the Consolidated Verified Shareholder Derivative Complaint on May 11, 2021.

20.On May 28, 2021, Defendants filed a Motion to Certify the Southern District Court’s Order denying Defendants’ Motion to Dismiss for Interlocutory Appeal Pursuant to 28
U.S.C. § 1292(b). Southern District Plaintiffs filed their Opposition to Defendants’ Motion to Certify the Southern District Court’s Order denying Defendants’ Motion to Dismiss for Interlocutory Appeal Pursuant to 28 U.S.C. § 1292(b) on June 21, 2021. Defendants filed a Reply in Support of their Motion to Certify the Southern District Court’s Order denying Defendants’ Motion to Dismiss for Interlocutory Appeal Pursuant to 28 U.S.C. § 1292(b) on July 6, 2021.

21.On June 14, 2021, the Southern District Court issued an order lifting the PSLRA stay and noted that discovery may commence.

22.On June 24, 2021, Defendants filed their Answers to the Consolidated Verified Shareholder Derivative Complaint.

23.On June 30, 2021, Nominal Defendant FirstEnergy Corp. announced the formation of the SLC, effective July 1, 2021.

24.On July 1, 2021, Magistrate Judge Kimberly A. Jolson issued a notation order directing the SLC to file any motion to stay by July 21, 2021.

25.On July 20, 2021, the SLC filed its Motion to Stay.

26.On August 9, 2021, the SLC withdrew the Motion to Certify the Southern District Court’s Order denying Defendants’ Motion to Dismiss for Interlocutory Appeal Pursuant to 28
U.S.C. § 1292(b) as to Nominal Defendant First Energy.

27.On August 10, 2021, Southern District Plaintiffs filed their Opposition to the SLC’s Motion to Stay.

28.On August 24, 2021, the SLC filed its Reply in Support of its Motion to Stay.

29.On October 5, 2021, the parties entered into a Joint Protocol for Production of Documents and Electronically Stored Information.

30.On October 5, 2021, Southern District Plaintiffs contacted the Southern District Court to request a status conference to obtain documents previously produced to the DOJ.

31.On October 7, 2021, a status conference was held before Magistrate Judge Kimberly A. Jolson. Judge Jolson entered an order staying discovery for fourteen days to allow the Southern District Court to rule on the SLC’s then-pending Motion to Stay.

32.On October 20, 2021, the Southern District Court issued an Opinion and Order denying the SLC’s Motion to Stay, and noting that “[d]iscovery shall commence without further delay.”

33.On October 22, 2021, the SLC filed a Notice of Appeal of the Southern District Court’s Opinion and Order denying the SLC’s Motion to Stay pursuant to 28 U.S.C. § 1291 under the collateral order doctrine.

34.On October 25, 2021, Southern District Plaintiffs again requested a status conference before Magistrate Judge Jolson concerning discovery issues.

35.On October 27, 2021, another status conference was held before Magistrate Judge Kimberly A. Jolson at the Southern District Plaintiffs’ request. During that status conference, the Court noted that discovery is open and instructed Defendants to produce documents previously produced to the DOJ.

36.On October 29, 2021, the SLC filed a Motion to Stay Pending the Outcome of Appellate Proceedings.

37.On November 9, 2021, Southern District Plaintiffs filed their Opposition to the SLC’s Motion to Stay Pending the Outcome of Appellate Proceedings.

38.On November 12, 2021, the SLC filed its Reply in Support of the SLC’s Motion to Stay Pending the Outcome of Appellate Proceedings.

39.On November 12, 2021, the Southern District Court issued an Opinion and Order denying the Individual Defendants’ Motion to Certify Order for Interlocutory Appeal pursuant to 28 U.S.C. §1292(b).

40.As described in greater detail below (under “Sixth Circuit Proceedings”), the SLC’s Motion to Stay Pending the Outcome of Appellate Proceedings was mooted by the Sixth Circuit’s December 16, 2021 order granting Southern District Plaintiffs’ Motions to Dismiss the Northern District Appeal and the Southern District Appeal, and dismissing the mandamus petitions.

The Northern District Action:

41.On August 7, 2020 Jennifer Miller (“Miller”) commenced a stockholder derivative action captioned as Miller, et al., v. Anderson et al., Case No. 5:20-cv-01743-JRA (N.D. Ohio) on behalf of FirstEnergy as Nominal Defendant against Defendants Michael J. Anderson, Steven J. Demetriou, Julia L. Johnson, Charles E. Jones, Donald T. Misheff, Thomas N. Mitchell, James F. O’Neil, III, Christopher D. Pappas, Sandra Pianalto, Luis A. Reyes, Leslie M. Turner, Michael J. Dowling, James F. Pearson, Robert Reffner, Steven E. Strah, and Ebony Yeboah-Amankwah asserting, among other things, claims for breaches of fiduciary duty and violation of Section 14(a) of the Securities Exchange Act.

42.On October 5, 2020, Plaintiffs ERS and Local 103 (“Intervenor Plaintiffs”) filed a Motion to Intervene and Transfer the Northern District Action to the United States District Court for the Southern District of Ohio. Defendants filed their Opposition to Plaintiffs ERS and Local 103’s Motion to Intervene and Transfer on October 9, 2020. Plaintiffs ERS and Local 103 filed a Reply in Further Support of their Motion to Intervene and Transfer the Northern District Action to the Southern District Court on October 16, 2020. The Northern District Court granted the Intervenor Plaintiffs’ Motion as to intervention but denied the Motion as to transfer to the Southern District of Ohio on May 13, 2021.

43.Plaintiffs ERS and Local 103 and additional Plaintiff MLPF filed their Intervenors’ Verified Shareholder Derivative Complaint on June 3, 2021. Defendants filed their Motions to Dismiss Intervenors’ Verified Shareholder Derivative Complaint on June 17, 2021. Intervenor Plaintiffs filed their Opposition to Defendants’ Motions to Dismiss Intervenors’ Verified Shareholder Derivative Complaint on July 19, 2021.

44.On July 20, 2021, the SLC filed its Motion to Stay in the Northern District Action. Intervenor Plaintiffs filed their opposition to the SLC’s Motion to Stay on August 10, 2021. The SLC filed its reply in further support of its Motion to Stay on August 24, 2021. On September 16, 2021, the Northern District Court issued an Order and Decision denying Defendants’ Motions to Dismiss and the SLC’s Motion to Stay. On September 30, 2021, the Northern District Court designated the Intervenor Plaintiffs’ Verified Shareholder Derivative Complaint as the Operative Complaint, but held in abeyance Intervenor Plaintiffs’ Motion for Appointment as Lead Plaintiffs and Appointment of their Counsel as Lead Counsel.

45.On October 25, 2021, Intervenor Plaintiffs served a Settlement Demand on Defendants pursuant to the Northern District Court’s September 16, 2021, Case Management Conference Scheduling Order (“the Case Management Conference Scheduling Order”). On November 1, 2021, Defendants responded to Intervenor Plaintiffs’ Settlement Demand pursuant to the Case Management Conference Scheduling Order. On December 15-17, 2021, the parties filed their Settlement Demands and Responses on the Northern District Docket, under seal.

46.On November 8, 2021, a Case Management Conference was held in Akron, Ohio. A Case Management Plan was entered on November 9, 2021.

47.On November 22, 2021, Federal Plaintiffs, Defendants, and the Nominal Defendant submitted a Joint Proposed Stipulated Discovery Order stipulating that all written discovery (including discovery served prior to the filing of the Stipulated Discovery Order), depositions, expert disclosures and reports, and documents produced would be coordinated between the Southern District Action and the Northern District Action to avoid duplication and waste of the resources of the parties, the courts, and third parties.

48.Pursuant to the Case Management Plan, Federal Plaintiffs, Defendants, and the Nominal Defendant filed a deposition schedule on December 3, 2021. Subsequently, two telephonic status conferences were held on January 10, 2022 and January 28, 2022.

The Sixth Circuit Proceedings:

49.On September 16, 2021, the SLC filed a Notice of Appeal of the Northern District Court’s Order and Decision denying the SLC’s Motion to Stay pursuant to 28 U.S.C. § 1291 under the collateral order doctrine (the “Northern District Appeal”).

50.On September 23, 2021, Northern District Plaintiffs filed their Motion to Dismiss the Northern District Appeal for Lack of Jurisdiction.

51.On October 4, 2021, the SLC filed its Response to Plaintiffs-Appellants’ Motion to Dismiss the Northern District Appeal.

52.On October 12, 2021, Northern District Plaintiffs filed their Reply in Support of their Motion to Dismiss the Northern District Appeal for Lack of Jurisdiction.

53.On October 22, 2021, the SLC filed a Notice of Appeal of the Southern District Court’s Opinion and Order denying the SLC’s Motion to Stay pursuant to 28 U.S.C. § 1291 under the collateral order doctrine (the “Southern District Appeal”).

54.On November 2, 2021, Southern District Plaintiffs filed their Motion to Dismiss the Southern District Appeal for Lack of Jurisdiction.

55.On November 8, 2021, the SLC filed Writs of Mandamus against Chief Judge Algenon L. Marbley of the Southern District of Ohio and Judge John R. Adams of the Northern District of Ohio.

56.On November 12, 2021, the SLC filed its Response to Plaintiffs-Appellants’ Motion to Dismiss the Southern District Appeal.

57.On November 16, 2021, the SLC filed a motion to consolidate the Southern District Appeal and the Northern District Appeal, to expedite the appellate briefing schedule, and to stay district court proceedings pending the outcome of the appeals.

58.On November 19, 2021, Southern District Plaintiffs filed their Reply in Support of their Motion to Dismiss the Southern District Appeal for Lack of Jurisdiction.

59.On November 26, 2021, Southern District Plaintiffs filed their Opposition to the SLC’s motion to consolidate, expedite briefing schedule, and stay district court proceedings pending the outcome of the appeals.

60.On December 3, 2021, the SLC filed a Reply in Support of its Motion to Expedite, Consolidate, and Stay.

61.On December 16, 2021, the United States District Court of Appeals for the Sixth Circuit granted Federal Plaintiffs’ Motions to Dismiss for lack of jurisdiction the Southern District and Northern District Appeals, and denied the SLC’s petitions for a writ of mandamus.

The State Court Action:

62.On July 26, 2020 and July 31, 2020, Ohio State Court Plaintiffs separately initiated stockholder derivative actions on behalf of Nominal Defendant FirstEnergy in the Ohio State Court, captioned Gendrich v. Anderson, et al., No. CV-2020-07-2107 (Summit Cnty. Court of Common Pleas) (“Gendrich Action”), and Sloan v. Anderson, et al., No. CV-2020-08-2161 (Summit Cnty. Court of Common Pleas) (“Sloan Action”), respectively.

63.On September 8, 2020, the Gendrich Action and the Sloan Action were consolidated by court Order under the caption Gendrich v. Anderson, et al., No. CV-2020-07- 2107, and thereafter, on September 23, 2020, Johnson Fistel, LLP and Connick Law, LLC, were appointed Co-Lead Counsel in the State Court Action.

64.On September 22, 2020, Ohio State Court Plaintiffs sent a stockholder inspection demand for books and records under Ohio Statute § 1701.37(C) to the board of directors of the Company. By letter dated October 14, 2020, that inspection demand was declined.

65.On September 22, 2020, Ohio State Court Plaintiffs issued a public records request to the Ohio Attorney General’s Office and a request for records under the Freedom of Information Act to the U.S. Department of Justice. Thereafter, Ohio State Court Plaintiffs’

counsel continued to engage in written correspondence in furtherance of the public records request with the Ohio Attorney General’s Office.

66.On November 9, 2020, Ohio State Court Plaintiffs filed a consolidated complaint alleging derivative claims against Defendants for breach of fiduciary duties based on, inter alia, participation in the alleged criminal bribery scheme, unjust enrichment, and insider selling, as well as claims for civil conspiracy, contribution and indemnification, and civil liability for criminal acts.

67.On January 8, 2021, certain Defendants moved to dismiss the Ohio State Court Plaintiffs’ consolidated complaint. On March 9, 2021, the Ohio State Court Plaintiffs filed their opposition to the motion to dismiss. On April 8, 2021, defendants filed their reply in further support of their motion to dismiss.

68.On June 21, 2021, Ohio State Court Plaintiffs served Plaintiffs’ First Request for Production of Documents on Defendants, to which Defendants served their various responses and objections on July 19, 2021, with the exception of defendants Eileen Mikkelsen and Justin Biltz, whose responses and objections were served on August 2, 2021 and August, 9, 2021, respectively.

69.On July 20, 2021, the SLC filed a motion to stay the State Court Action.

70.On August 9, 2021, the SLC withdrew the previously filed motion to dismiss as to Nominal Defendant FirstEnergy while the SLC investigated and evaluated Ohio State Court Plaintiffs’ claims. Ohio State Court Plaintiffs filed their opposition to the SLC’s motion to stay on August 19, 2021, and the SLC filed its reply on August 26, 2021.

71.On November 12, 2021, Ohio State Court Plaintiffs served on Defendants a confidential settlement demand.

The Parties Litigate The Actions in Federal Court:

72.On May 28, 2021, Southern District Plaintiffs propounded their First Request for Production of Documents directed to the Individual Defendants and Nominal Defendant FirstEnergy.

73.On June 28, 2021, the Individual Defendants and Nominal Defendant FirstEnergy served their Responses and Objections to Plaintiffs’ First Request for Production of Documents directed to the Individual Defendants and Nominal Defendant FirstEnergy, with the exception of Defendant Yeboah-Amankwah, who served her Responses and Objections to Plaintiffs’ First Request for Production of Documents on July 1, 2021.

74.On September 29, 2021, Southern District Plaintiffs issued a subpoena to non-party PricewaterhouseCoopers (“PwC”) in the Southern District Action (the “Southern District PwC Subpoena”). PwC served its Responses and Objections to the Southern District PwC Subpoena on October 20, 2021. On November 17, 2021, Federal Plaintiffs issued a subpoena to non-party PwC in the Northern District Action (the “Northern District PwC Subpoena”). PwC served its Responses and Objections to the Northern District PwC Subpoena on December 1, 2021.

75.On December 2, 2021, Federal Plaintiffs propounded their First Request for Production of Documents to Defendant Chack. Chack served his Responses and Objections to Plaintiffs’ First Request for Production of Documents on January 3, 2022.

76.Federal Plaintiffs propounded their Second Request for Production of Documents to FirstEnergy on December 10, 2021. FirstEnergy served its Objections and Responses to Plaintiffs’ Second Request for Production of Documents on January 10, 2022.

77.Federal Plaintiffs propounded their Second Request for Production of Documents to the Individual Defendants on December 15, 2021. The Individual Defendants served their Responses and Objections to Plaintiffs’ Second Request for Production of Documents on January 14, 2022.

78.Federal Plaintiffs propounded their First Set of Interrogatories Directed to FirstEnergy on December 15, 2021. FirstEnergy served its Responses and Objections to Plaintiffs’ First Set of Interrogatories Directed to FirstEnergy on January 14, 2022.

79.Federal Plaintiffs propounded their First Set of Interrogatories Directed to the Individual Defendants on December 17, 2021. The Individual Defendants served their Responses and Objections to Plaintiffs’ First Set of Interrogatories Directed to the Individual Defendants on January 18, 2022.

80.Federal Plaintiffs propounded their Third Request for Production of Documents to the Individual Defendants on December 17, 2021. The Individual Defendants served their Responses and Objections to Plaintiffs’ Second Request for Production of Documents on January 18, 2022.

81.Federal Plaintiffs propounded their First Requests for Admission to FirstEnergy, Charles E. Jones, and Michael J. Dowling on December 17, 2021. FirstEnergy, Jones, and

Dowling served their Responses and Objections to Plaintiffs’ First Requests for Admission on January 18, 2022.

82.On December 6, 2021, Federal Plaintiffs issued a subpoena to non-party Clearsulting. Clearsulting served its Responses and Objections to Plaintiffs’ subpoena on December 17, 2021.

83.On December 7, 2021, Federal Plaintiffs issued a subpoena to non-party Nathan Cummings Foundation. Nathan Cummings Foundation served its Responses and Objections to Plaintiffs’ subpoena on December 23, 2021.

84.On December 17, 2021, Federal Plaintiffs issued a subpoena to non-party Green Century Capital Management.

85.On January 13, 2022, Federal Plaintiffs issued a subpoena to non-party Verizon.

86.On December 6, 9, and 23, 2021, Federal Plaintiffs subpoenaed certain former directors of FirstEnergy. The former directors of FirstEnergy responded to Plaintiffs’ subpoenas on December 20 and 23, 2021 and January 6, 2022.

87.Federal Plaintiffs negotiated discovery protocols with eighteen different defendants, represented by eight different sets of counsel. FirstEnergy and the Individual Defendants initially objected to the production of documents dated before January 1, 2017 or after Householder’s arrest in July 2020. Ultimately, Federal Plaintiffs obtained agreement of FirstEnergy and the Individual Defendants to produce relevant information dated or created on January 1, 2016 through at least mid-June 2021. Federal Plaintiffs also obtained FirstEnergy’s agreement to search the Company’s custodial ESI for nearly 200 search terms and the Individual Defendants’ agreement to search their custodial ESI for 260 search terms pursuant to the operative search term protocols. Federal Plaintiffs also obtained Defendants’ agreement to review and produce relevant text messages between each Defendant and 30 counterparties, without the application of search terms.

88.Ultimately, Defendants and non-parties collectively produced, and Federal Plaintiffs reviewed, over 500,000 pages of documents, including all the documents produced to the DOJ in connection with its investigation.

89.In addition to serving offensive discovery, Federal Plaintiffs responded to discovery directed toward Plaintiffs. On December 10, 2021, the Director & Officer Defendants served their First Request for Production, First Set of Interrogatories, and First Request for Admission directed to Plaintiffs. On January 10, 2022, Federal Plaintiffs served their Responses and Objections to the Director & Officer Defendants First Request for Production. On January 18, 2022, Plaintiffs served their Responses and Objections to the Director & Officer Defendants’ First Set of Interrogatories and First Request for Admission directed to Plaintiffs.

90.On December 14, 2021, Defendant Pearson served his First Request for Production of Documents and First Set of Interrogatories directed to Plaintiffs. On January 13, 2022, Federal Plaintiffs served their Responses and Objections to Pearson’s First Request for Production of

Documents directed to Plaintiffs. On January 18, 2022, Federal Plaintiffs served their Responses and Objections to Pearson’s First Set of Interrogatories directed to Plaintiffs.

91.On December 17, 2021, Defendants Chack, Reffner, and Yeboah-Amankwah served their First Requests for Production of Documents and First Sets of Interrogatories directed to Plaintiffs, and Defendant Reffner served his First Requests for Admission directed to Plaintiffs. On January 18, 2022, Federal Plaintiffs served their Responses and Objections to Defendants Chack, Reffner and Yeboah-Amankwah’s First Requests for Production of Documents and First Set of Interrogatories directed to Plaintiffs. Also on January 18, 2022, Federal Plaintiffs served their Responses and Objections to Reffner’s First Requests for Admission directed to Plaintiffs.

92.On December 23, 2021, Defendant Dowling served his First Request for Production of Documents and First Set of Interrogatories directed to Plaintiffs. On January 24, 2022, Federal Plaintiffs served their Responses and Objections to Dowling’s First Request for Production of Documents and First Set of Interrogatories directed to Plaintiffs.

The Parties Conduct Arm’s-Length Negotiations To Resolve The Actions:

93.Beginning on December 14, 2021, the Settling Parties engaged in numerous telephonic conversations, including conversations among the Settling Parties and conversations between certain of the Settling Parties and former United States District Court Judge Layn R. Phillips (the “Mediator”).

94.On February 1, 2022, the Settling Parties participated in a full day mediation session before the Mediator. In advance of that session, the Settling Parties exchanged mediation statements, reply statements, and exhibits with the Mediator and among the Settling Parties, which addressed the issues of both liability and damages. In advance of the mediation, the Federal Plaintiffs and the SLC also discussed possible governance improvements as part of a potential settlement. The session ended without any agreement being reached.

95.Following the mediation, the Settling Parties engaged in additional negotiations under the supervision and guidance of the Mediator.

96.As a result of extensive, arm’s-length negotiations, before, during, and after the mediation session, the Settling Parties reached an agreement in principle to settle the Actions that was memorialized in a Settlement Term Sheet executed on February 9, 2022 (the “Term Sheet”).

97.The Term Sheet set forth, among other things, the Settling Parties’ agreement to resolve the Actions in exchange for (i) a cash payment of $180,000,000, which, together with any and all interest earned thereon, and after deductions for any Fee and Expense Award to Plaintiffs’ Counsel and any Taxes, will be paid to the Company; and (ii) corporate governance reforms that FirstEnergy will implement, subject to certain terms and conditions and the execution of a customary “long form” stipulation and agreement of settlement and related papers. The Settlement does not release any claims by the Company for recoupment of compensation from Defendants Jones, Dowling, or Chack, including such claims that the Company is pursuing or may pursue (which for avoidance of doubt Jones, Dowling, and Chack deny have any basis and reserve their right to oppose and defend against on any and all grounds available and to assert any related claims).

98.After additional negotiations regarding the specific terms of their agreement, the Settling Parties entered into the Stipulation on March 11, 2022. The Stipulation reflects the final and binding agreement among the Settling Parties on the terms and conditions of the Settlement and supersedes and replaces the Term Sheet. The Stipulation can be viewed at the “Investor Relations” portion of FirstEnergy’s website, www.firstenergycorp.com.

99.On May 9, 2022, the Southern District Court preliminarily approved the Settlement, authorized this Notice to be provided to Current FirstEnergy Stockholders, and scheduled the Settlement Fairness Hearing to consider whether to grant final approval of the Settlement.

WHAT ARE THE TERMS OF THE SETTLEMENT?

100.In consideration of the full settlement and release of the Released Plaintiffs’ Claims (defined in paragraph 103 below) against the Released Defendants’ Persons (defined in paragraph 104 below) and the settlement and dismissal with prejudice of the Actions, Defendants, the SLC, and FirstEnergy have agreed to the following:

(i)Monetary Consideration: In accordance with the terms of the Stipulation, Defendants will cause their insurers to pay $180,000,000.00 (United States Dollars) in cash (the “Settlement Amount”) into an escrow account controlled by Co-Lead Counsel in the Southern District Action (the “Account”). The Settlement Amount plus any and all interest earned thereon (the “Settlement Fund”), less (i) any Court-awarded attorneys’ fees and litigation expenses paid or payable to Plaintiffs’ Counsel, including any service awards paid or payable to Plaintiffs, and/or any reserve to account for any potential future awards to Plaintiffs’ Counsel or Plaintiffs; and (ii) any Taxes with respect to any interest earned on the Settlement Fund while on deposit in the Escrow Account (the “Net Settlement Fund”), shall be paid from the Escrow Account to the Company no later than ten (10) business days after the Effective Date.

(ii)Corporate Governance Reforms: The Company, acting through its Board, shall implement the corporate governance reforms set forth in Exhibit A to the Stipulation (“Reforms”) not later than ten (10) business days following final approval of the Settlement by the Court, unless otherwise specified in Exhibit A to the Stipulation. Any agreement to acquire the Company reached within twelve (12) months of the approval of the Settlement shall be conditioned on the acquirer’s written agreement to maintain the Reforms set forth in the Exhibit A to the Stipulation, or functionally equivalent measures, for not less than twenty-four (24) months following the announcement of the acquisition. Unless otherwise specified, each of the provisions of Exhibit A to the Stipulation shall remain binding on the Company for no less than five (5) years following the Effective Date.

WHAT ARE THE SETTLING PARTIES’ REASONS FOR THE SETTLEMENT?

101.Plaintiffs and Plaintiffs’ Counsel believe that the claims raised in the Actions have merit and that their investigations support the claims asserted in the Actions. Without conceding the merit of any of the Defendants’ defenses, and in light of the benefits of the Settlement as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trial(s) and appeal(s), Plaintiffs and Plaintiffs’ Counsel have concluded that it is desirable that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Actions against Defendants through trial(s) and through possible appeal(s). Plaintiffs and Plaintiffs’ Counsel have also taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as would be entailed by the Actions, the difficulties and delays inherent in such litigation, the cost to the Company – on behalf of which Plaintiffs filed the Actions – and distraction to the management of FirstEnergy that would result from extended litigation. Based on their evaluation, and in light of what Plaintiffs and Plaintiffs’ Counsel believe to be the significant benefits conferred upon the Company as a result of the Settlement, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement is in the best interests of Plaintiffs and the Company and have agreed to settle the Actions upon the terms and subject to the conditions set forth in the Stipulation.

102.The SLC has concluded that it is desirable that the Actions—which assert claims on the Company’s behalf and for the Company’s benefit—be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. The SLC believes that the Settlement is in the best interests of the Company.

103.Defendants deny any and all allegations of fault, liability, wrongdoing, or damages whatsoever in the Actions. Defendants, to avoid the costs, disruption, and distraction of further litigation, and without admitting the validity of any allegations made in the Actions, or any liability with respect thereto, have concluded that it is desirable that the claims against them be settled on the terms reflected in the Stipulation. Defendants have denied, and continue to deny, that they committed, or aided and abetted in the commission of, any violation of law or duty or engaged in any wrongful acts whatsoever, including specifically those alleged in the Actions, and expressly maintain that they have complied with their statutory, fiduciary, and other legal duties, and are entering into the Stipulation and the Settlement to eliminate the burden, expense, and uncertainties inherent in further litigation.

WHAT WILL HAPPEN IF THE SETTLEMENT IS APPROVED? WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

104.If the Settlement is approved, the Settling Parties will request that the Court enter a Final Judgment Approving Settlement and Order of Dismissal (the “Judgment”). Pursuant to the Judgment, upon the Effective Date of the Settlement, the following releases will occur:

Release of Claims by Plaintiffs, the Company, the SLC, and Company Stockholders: Plaintiffs, the Company, the SLC, on behalf of itself and the Company, and the Company’s stockholders will be deemed to have, and by operation of law and of the Judgment, will have, fully, finally, and forever discharged, relinquished, settled, and released any and all of the Released Plaintiffs’ Claims (defined below) against each and all of the Released Defendants’ Persons (defined below), and will forever be barred and enjoined from commencing, instituting, or prosecuting any action or proceeding in any court, tribunal, or forum asserting any of the Released Plaintiffs’ Claims against any of the Released Defendants’ Persons. This Release will have res judicata, collateral estoppel, and all other preclusive effects in all pending and future lawsuits, arbitrations, or other suits, actions, or proceedings involving any of the Released Defendants’ Persons.

“Released Plaintiffs’ Claims” means any and all claims and causes of action of every nature and description, whether known claims or Unknown Claims (defined below), whether arising under federal, state, local, statutory, regulatory, common, foreign or other law or rule, that Plaintiffs, the Company, or the SLC (i) asserted in the Complaints or (ii) could have asserted on behalf of the Company that in any way are based on, arise from or relate to the allegations, transactions, facts, matters, disclosures or nondisclosures set forth in the Complaints, including but not limited to the conduct, actions, inactions, deliberations, votes, statements or representations of any Released Defendants’ Person. For the avoidance of doubt, this release will not cover, include, or release (i) any direct claims of Plaintiffs or any other FirstEnergy stockholder, including without limitation any direct claims asserted under the federal securities laws, including without limitation claims asserted in In re FirstEnergy Corp. Sec. Litig., Case No. 20-cv-03785-ALM-KAJ (S.D. Ohio) (and all consolidated cases), or direct claims of Plaintiffs or any other FirstEnergy stockholder asserted in any of the related actions or proceedings identified in Exhibit B to the Stipulation; (ii) any claims relating to the enforcement of the Settlement; or (iii) any claims of the Company to recoup compensation from Charles Jones, Michael Dowling, and Dennis Chack (which for avoidance of doubt Jones, Dowling, and Chack deny have any basis and reserve their right to oppose and defend against on any and all grounds available and to assert any related claims including, but not limited to, claims for compensation, pensions, deferred compensation, incentive compensation, equity, and any and all benefits under any plan, program, arrangement, or other vehicle, in which any of them participated, accrued benefits, or any other claim for benefits or compensation that is otherwise related to their employment with the Company, and further including any claims for wrongful termination and/or any and all claims relating thereto).

“Released Defendants’ Persons” means Defendants, any other individual named as a defendant in any complaint filed in any of the Actions, the Company, the SLC, and any entity in which the Company has a controlling interest, as well as their respective current and former parents, affiliates, subsidiaries, officers, directors, agents, successors, predecessors, assigns, assignees, partnerships, partners, committees, joint ventures, trustees, trusts, employees, immediate family members, heirs, insurers and reinsurers (in their capacities as such), and consultants, experts, and attorneys (provided, however, that consultants, experts and attorneys are only “Released Defendants’ Persons” insofar as they were engaged by Defendants and are not released under this Stipulation if and to the extent that they were engaged by the Company).

“Unknown Claims” means any Released Plaintiffs’ Claims which any Plaintiff, the Company, the SLC, or any other FirstEnergy stockholder does not know or suspect to exist in its favor at the time of the release of such claims, and any Released Defendants’ Claims which any Defendant or the Company does not know or suspect to exist in his, her, or its favor at the time of the release of such claims, which, if known by him, her, or it, might have affected his, her, or its decision(s) with respect to this Settlement. With respect to any and all Released Plaintiffs’ Claims and Released Defendants’ Claims, the Settling Parties stipulate and agree that, upon the Effective Date of the Settlement, Plaintiffs, Defendants, the Company, and the SLC shall expressly waive, and each of the other FirstEnergy stockholders shall be deemed to have waived, and by operation of the Judgment shall have expressly waived, any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent to California Civil Code §1542, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Plaintiffs, Defendants, the Company, and the SLC, on behalf of itself and the Company, acknowledge, and each of the other FirstEnergy stockholders shall be deemed by operation of law to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement.

Release of Claims by Defendants, the Company, and the SLC: Defendants, the Company, and the SLC, on behalf of itself and the Company, will be deemed to have, and by operation of law and of the Judgment, will have, fully, finally, and forever discharged, relinquished, settled, and released any and all of the Released Defendants’ Claims (defined below) against each and all of the Released Plaintiffs’ Persons (defined below), and will forever be barred and enjoined from commencing, instituting, or prosecuting any action or proceeding in any court, tribunal, or forum asserting any of the Released Defendants’ Claims against any of the Released Plaintiffs’ Persons. This Release will have res judicata, collateral estoppel, and all other preclusive effects in all pending and future lawsuits, arbitrations, or other suits, actions, or proceedings involving any of the Released Plaintiffs’ Persons.

“Released Defendants’ Claims” means any and all claims and causes of action of every nature and description, whether known claims or Unknown Claims, whether arising under federal, state, common, or foreign law, that arise out of or relate in any way to the institution, prosecution, or settlement of the claims in the Actions, except for claims relating to the enforcement of the Settlement. For avoidance of doubt, Released Defendants’ Claims does not include any claims that Charles Jones, Michael Dowling, and Dennis Chack have or may assert against FirstEnergy, including but not limited to, claims for compensation, pensions, deferred compensation, incentive compensation, equity, and any and all benefits under any plan, program, arrangement, or other vehicle, in which any of them participated, accrued benefits, or any other claim for benefits or compensation that is otherwise related to their employment with the Company, and further including any claims for wrongful termination and/or any and all claims relating thereto.

“Released Plaintiffs’ Persons” means Plaintiffs, Plaintiffs’ Counsel, and any entity in which any Plaintiff has a controlling interest, as well as their respective current and former parents, affiliates, subsidiaries, officers, directors, agents, successors, predecessors, assigns, assignees, partnerships, partners, committees, joint ventures, trustees, trusts, employees, immediate family members, heirs, insurers and reinsurers (in their capacities as such), consultants, experts, and attorneys.

105.By Order of the Court, all proceedings in the Southern District Action, other than proceedings necessary to carry out or enforce the terms and conditions of the Stipulation, have been stayed until otherwise ordered by the Court. Also, pending final determination of whether the Settlement should be approved, the Court has barred and enjoined Plaintiffs, FirstEnergy, FirstEnergy stockholders, and anyone acting or purporting to act on behalf of FirstEnergy, from commencing or prosecuting any action asserting any of the claims alleged in the Southern District Action against any of the Defendants in any other court or tribunal.

HOW WILL THE ATTORNEYS BE PAID?
106.Defendants, the Company, and the SLC, on behalf of itself and the Company, acknowledge that Plaintiffs’ Counsel are entitled to an award of reasonable attorneys’ fees and expenses in connection with the Actions and the Settlement. Based upon the substantial benefits conferred upon the Company by the Settlement and the risks of undertaking the prosecution of the Actions on a contingent basis, Co-Lead Counsel in the Southern District Action intend to apply, on behalf of all Plaintiffs’ Counsel, for an award of attorneys’ fees and litigation expenses (“Fee and Expense Award”) in the Southern District of Ohio, in an amount not to exceed 27% of the Settlement Fund. The SLC and Co-Lead Counsel are currently negotiating the Fee and Expense Award, and refer stockholders to the website, www.FirstEnergyDerivativeSettlement.com, for additional information, including the application for a Fee and Expense Award, which will be filed by July 7, 2022. To the extent the parties cannot reach agreement on an appropriate fee award, the SLC reserves its right to object to Plaintiffs’ application.

107.The Southern District Court will determine the amount of any Fee and Expense Award (including any Service Awards for Plaintiffs). Any Court-approved Fee and Expense Award will be paid from the Settlement Fund. FirstEnergy stockholders are not personally liable for any such fees or expenses.

WHEN AND WHERE WILL THE SETTLEMENT FAIRNESS HEARING BE HELD?
DO I HAVE THE RIGHT TO APPEAR AT THE SETTLEMENT FAIRNESS HEARING? MAY I OBJECT TO THE SETTLEMENT AND SPEAK AT THE HEARING IF I DON’T LIKE THE SETTLEMENT?

108.You do not need to attend the Settlement Fairness Hearing. The Southern District Court will consider any submission made in accordance with the provisions below even you do not attend the Settlement Fairness Hearing.

109.Please Note: The date and time of the Settlement Fairness Hearing may change without further written notice to FirstEnergy stockholders. In addition, the ongoing COVID-19 health emergency is a fluid situation that creates the possibility that the Southern District Court may decide to conduct the Settlement Fairness Hearing by video or telephonic conference, or otherwise allow Current FirstEnergy Stockholders to appear at the hearing by phone or video, without further written notice to Current FirstEnergy Stockholders. In order to determine whether the date and time of the Settlement Fairness Hearing have changed, or whether Current FirstEnergy Stockholders must or may participate by phone or video, it is important that you monitor the Court’s docket and the “Investor Relations” section of FirstEnergy’s website, www.firstenergycorp.com, before making any plans to attend the Settlement Fairness Hearing. Any updates regarding the Settlement Fairness Hearing, including any changes to the date or time of the hearing or updates regarding in-person or telephonic appearances at the hearing, will be posted to the “Investor Relations” section of

FirstEnergy’s website, www.firstenergycorp.com. Also, if the Court requires or allows Current FirstEnergy Stockholders to participate in the Settlement Fairness Hearing by telephone or video conference, the information needed to access the conference will be posted to the “Investor Relations” section of FirstEnergy’s website, www.firstenergycorp.com.

110.The Settlement Fairness Hearing will be held on August 4, 2022 at 9:00 a.m., before The Honorable Algenon L. Marbley, either in person at the United States District Court for the Southern District of Ohio, 85 Marconi Boulevard, Columbus, Ohio 43215, or by telephone or video conference (in the discretion of the Court), to, among other things: (i) determine whether the proposed Settlement, on the terms and conditions provided for in the Stipulation, is fair, reasonable, and adequate, and should be approved by the Court; (ii) determine whether the Judgment, substantially in the form attached as Exhibit F to the Stipulation, should be entered dismissing the Southern District Action with prejudice, and settling and releasing, and barring and enjoining the commencement or prosecution of any action asserting any Released Plaintiffs’ Claims as against the Released Defendants’ Persons, as set forth in the Stipulation; (iii) determine whether the application for a Fee and Expense Award to Plaintiffs’ Counsel and Service Awards to Plaintiffs should be approved; and (iv) rule on such other matters as the Court may deem appropriate.

111.Any Current FirstEnergy Stockholder who continues to own shares of FirstEnergy common stock through the date of the Settlement Fairness Hearing may object to the Settlement or the application for an award of attorneys’ fees and expenses to Plaintiffs’ Counsel and service awards to Plaintiffs. Objections must be in writing. You must file any written objection, together with copies of all other papers and briefs supporting the objection, with the Clerk’s Office at the United States District Court for the Southern District of Ohio at the address set forth below no later than July 21, 2022. Copies of the objection must also be delivered (by hand, first- class mail, or express service) to Co-Lead Counsel for the Southern District Plaintiffs, Representative Counsel for Defendants, and counsel for the SLC and FirstEnergy at the addresses set forth below such that the objection is received on or before July 21, 2022.

Clerk’s Office
United States District Court Southern District of Ohio 85 Marconi Boulevard,
Columbus, Ohio 43215

Co-Lead Counsel for the Southern District Plaintiffs
Bernstein Litowitz Berger & Grossmann LLP
Jeroen van Kwawegen, Esq. 1251 Avenue of the Americas New York, NY 10020

Saxena White P.A.
Thomas Curry
1000 N. West Street, Suite 1200
Wilmington, DE 19801

Representative Counsel for Defendants
Jones Day Geoffrey J. Ritts, Esq.
North Point
901 Lakeside Avenue
Cleveland, OH 44114

Counsel for the SLC and FirstEnergy
Debevoise & Plimpton, LLP Maeve O’Connor, Esq.
919 Third Avenue New York, NY 10022

112.Any objections must: (i) identify the case name and case number for the Southern District Action, Employees Retirement System of the City of St. Louis, et al. v. Jones, et al., Case Number 2:20-cv-04813-ALM-KAJ; (ii) state the objector’s name, address, and telephone number, and if represented by counsel, the name, address, and telephone number of the objector’s counsel, and must be signed by the objector; (iii) contain a representation as to whether the objector and/or his, her, or its counsel intends to appear at the Settlement Fairness Hearing; (iv) contain a statement of the objection(s) to any matters before the Court, the grounds for the objection(s) or the reasons for the objector’s desiring to appear and be heard, as well as all documents or writings the objector desires the Court to consider, including any legal and evidentiary support; (iv) if the objector has indicated that he, she, or it intends to appear at the Settlement Fairness Hearing, state the identities of any witnesses the objector may call to testify and any exhibits the objector intends to introduce into evidence at the Settlement Fairness Hearing; and (v) include documentation sufficient to prove that the objector owned shares of FirstEnergy common stock as of the close of business on March 11, 2022, together with a statement that the objector continues to hold shares of FirstEnergy common stock on the date of filing of the objection and will continue to hold shares of FirstEnergy common stock as of the date of the Settlement Fairness Hearing. Documentation establishing ownership of FirstEnergy common stock must consist of copies of a brokerage account statement or an authorized statement from the objector’s broker containing the information found in an account statement.

113.You may not object to the Settlement or the application for an award of attorneys’ fees and expenses to Plaintiffs’ Counsel and service awards to Plaintiffs if you are not a Current FirstEnergy Stockholder.

114.You may file a written objection without having to appear at the Settlement Fairness Hearing. You may not, however, appear at the Settlement Fairness Hearing to present your objection unless you first file and serve a written objection in accordance with the procedures described above, unless the Southern District Court orders otherwise.

115.If you wish to be heard orally at the Settlement Fairness Hearing in opposition to the approval of the Settlement or the application for an award of attorneys’ fees and expenses to Plaintiffs’ Counsel and service awards to Plaintiffs, assuming you timely file and serve a written objection as described above, you must also file a notice of appearance with the Clerk’s Office and serve it on Co-Lead Counsel for the Southern District Plaintiffs, Representative Defendants’ Counsel, and counsel for the SLC and FirstEnergy at the addresses set forth in paragraph 111 above so that it is received on or before July 21, 2022. Persons who intend to object and desire to present evidence at the Settlement Fairness Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Objectors who intend to appear at the Settlement Fairness Hearing through counsel must also identify that counsel by name, address, and telephone number. Objectors and/or their counsel may be heard orally at the discretion of the Southern District Court.

116.You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Fairness Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Southern District Court and serve it on Co-Lead Counsel for the Southern District Plaintiffs, Representative Defendants’ Counsel, and counsel for the SLC and FirstEnergy at the addresses set forth in paragraph 111 above so that the notice is received on or before July 21, 2022.

117.The Settlement Fairness Hearing may be adjourned by the Southern District Court without further written notice to FirstEnergy stockholders. If you intend to attend the Settlement Fairness Hearing, you should confirm the date and time of the hearing as stated in paragraph 109 above.

118.Unless the Southern District Court orders otherwise, any person or entity who does not object in the manner described above will be deemed to have waived any objection and will be forever foreclosed from making any objection to the proposed Settlement or the application for an award of attorneys’ fees and expenses to Plaintiffs’ Counsel and service awards to Plaintiffs. Current FirstEnergy Stockholders do not need to appear at the Settlement Fairness Hearing or take any other action to indicate their approval.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

119.This Notice contains only a summary of the terms of the Settlement. For the full terms and conditions of the Settlement, please see the Stipulation available at “Investor Relations” portion of FirstEnergy’s website, www.firstenergycorp.com. More detailed information about the matters involved in the Actions can be obtained by accessing the Southern District Court docket in this case, for a fee, through the Court’s Public Access to Court Electronic Records (PACER) system at https://ecf.ohsd.uscourts.gov, or by visiting, during regular office hours, the Office of the Clerk, United States District Court for the Southern District of Ohio, 85 Marconi Boulevard, Columbus, Ohio 43215. If you have questions regarding the Settlement, you may write, call, or email Co-Lead Counsel for the Southern District Plaintiffs:

Jeroen van Kwawegen
Bernstein Litowitz Berger & Grossmann LLP 1251 Avenue of the Americas
New York, NY 10020 1-800-380-8496
settlements@blbglaw.com

Thomas Curry Saxena White P.A.

1000 N. West Street, Suite 1200
Wilmington, DE 19801
1-302-485-0480
tcurry@saxenawhite.com

PLEASE DO NOT CALL OR WRITE THE COURT, THE OFFICE OF THE CLERK OF THE COURT, DEFENDANTS, THE SLC, THE COMPANY, OR THEIR COUNSEL REGARDING THIS NOTICE OR THE SETTLEMENT.

Dated: May 16, 2022    By Order of the Court
United States District Court for the Southern District of Ohio